SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549
<P>
             ---------------------------------
<P>
                     AMENDMENT NO. 1 TO
                          FORM 8-K
<P>
             ---------------------------------
<P>
                       CURRENT REPORT
<P>
             PURSUANT TO SECTION 13 OR 15(D) OF
            THE SECURITIES EXCHANGE ACT OF 1934
<P>
    Date of Report (Date of earliest event reported):
                      October 5, 2000
<P>
               PANGEA PETROLEUM CORPORATION
<P>
    (Exact Name of Registrant as Specified in Its Charter)
<P>
                         Colorado
<P>
         (State or Other Jurisdiction of Incorporation)
<P>

             0-29585                                     76-0635938
            ---------                                    ----------
     (Commission File Number)                (IRS Employer Identification No.)
<P>
6776 SW Freeway, Suite 620, Houston, Texas                 77074
------------------------------------------              ----------
(Address of Principal Executive Offices)                (Zip Code)

<P>
                      (713) 952-1473
<P>
   (Registrant's Telephone Number, Including Area Code)
<P>
    6666 Harwin Drive, Suite 545, Houston, Texas 77036
<P>
   (Former Name or Former Address, if Changed Since Last
                         Report)
<P>
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
<P>
Pursuant to a Stock Purchase Agreement and Share Exchange (the "Agreement") effective October 5, 2000, Pangea Petroleum Corporation, a Colorado Corporation (Pangea"the "Company"), received all of the outstanding shares of Mass Energy, Inc. a Texas Corporation ("Mass"), whereby Mass became a wholly owned subsidiary of Pangea in consideration for the issuance of 2,000,000 ($0.001 par value per share) shares of restricted common stock of Pangea to Randall W. Massey, the sole Mass shareholder. Within twenty (20) working days after the closing of this transaction, Pangea is required to file an S-4 Registration Statement with the Securities and Exchange Commission to register the Pangea shares transferred in this Agreement. Upon effectiveness of the S-4 registration statement, the shares issued to Randall
W. Massey shall be unrestricted. Until such time as the registration statement is deemed effective, such shares shall be "restricted" for one year from the date of issuance in accordance with Rule 144 of the Securities Act of 1933.
<P>
After the closing of the Agreement, the directors of Mass will be Randall W. Massey and C. Scott Massey. Randall W. Massey shall be the President, Chief Executive Officer and Secretary of Mass and C. Scott Massey shall be the Chief Financial Officer of Mass. In addition, Randall W. Massey signed a two year employment agreement with Mass to serve as its President as well as Executive Vice President and
Director of Pangea.   The following sets forth the
background for both Randall W. Massey and C. Scott Massey:
<P>
RANDALL W. MASSEY, 46, was appointed as Executive Vice President and a Director of Pangea in October 2000 and President, Chief Executive Officer and Secretary of Mass on January 9, 1989. Mr. Massey began his career in the oil industry in 1980 as an independent landman. In 1984, he joined a small exploration and production company, Natural Energy, Inc., as Vice President where he concentrated on deal making and the associated financing. He established M & R Exploration in 1989, where he served as President. This company grew thru exploration and field acquisitions to more than $30 million in assets. In 1997, Mr. Massey sold this company, with the remaining company being Mass Energy.
Since such time, Mr. Massey has operated such company. Mr. Massey graduated from the University of Houston in 1979 with a Bachelor of Science Degree in Pharmaceutical Sciences.
<P>
C. SCOTT MASSEY, 48, was appointed as Chief Financial Officer of Mass Energy on January 9, 1989. Mr. Massey has a BBA in Accounting, from the University of Texas and a law degree from the University of Houston. Mr. Massey started his career working for KPMG Peat Marwick in 1977 and took early retirement in 1998, after 13 years as a Partner. During the years that he worked for KPMG, ten of those were in the Houston Office (Oil and Gas Group). Mr. Massey was the lead Partner for Murphy Oil and Crystal Oil Co. while at KPMG and was also on the Board of Directors at Applied Snubbing Technology (Cudd Pressure Control). Mr. Massey has been in private practice since 1998, in Shreveport, Louisiana.
<P>
The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Mass on October 5, 2000. The Board of Directors of Pangea believes that this transaction will advance the interests of the Company by adding valuable oil and natural gas leases and associated drilling opportunities to its asset base. Also, the addition of Mr. Massey and the Mass Energy staff will allow the Company to undertake a much broader and more extensive energy development program.
<P>
ITEM 7. FINANCIAL STATEMENTS
<P>
The audited consolidated financial statements for the years ending December 31, 1999 and 1998, reviewed consolidated financial statements for the quarter ending March 31, 2000 and the pro forma financial statements are filed herewith.
<P>
                 PANGEA PETROLEUM CORPORATION
<P>
               UNAUDITED PROFORMA CONSOLIDATED
                    FINANCIAL STATEMENTS
<P>
                          Index
<P>
Financial Statements:
<P>
Unaudited Proforma Consolidated Balance Sheets - 9/30/00
<P>
Unaudited Proforma Statements of Operations - Year Ended
                                              12/31/99
<P>
Unaudited Proforma Statements of Operations - Nine Months
                                              Ended
                                              09/30/00
<P>
Notes to Unaudited Proforma Consolidated Financial
Statements
<P>
<P>

                     Pangea Petroleum Corporation
<P>
               Unaudited Proforma Consolidated Balance Sheet
<P>
                           September 30, 2000
                              Pangea          Mass
                              Petroleum       Energy,       Proforma        Proforma
Assets                        Corporation     Inc.          Adjustments     Consolidated
-----------------------------------------------------------------------------------------
Current assets:
  Cash                     $     106,475     $   494,888    $        0     $     601,363
  Trade accounts receivable        5,115         261,969             0           267,084
  Other receivables-
   related party                   7,800           7,724             0            15,524
  Advances to affiliate          708,066               0      (708,066)                0
  Prepaid expenses                     0           4,249             0             4,249
                           --------------------------------------------------------------
    Total current assets         827,456         768,830      (708,066)          888,220
                           --------------------------------------------------------------
Noncurrent receivables
 from related parties                  0         198,500             0           198,500
Real estate held for sale         46,642               0             0            46,642
<P>
Property and equipment:
 (successful efforts)             73,245       1,067,483             0         1,140,728
   Less accumulated depreciation,
    depletion, and amortization   15,245         121,706             0           136,951
                           --------------------------------------------------------------
    Net property and equipment    58,000         945,777             0         1,003,777
<P>
Investment in joint venture       12,500               0             0            12,500
Investment in Mass Energy, Inc.  160,153               0      (160,153)                0
Goodwill, net of accumulated
 amortization of $1,969           76,781               0             0            76,781
Deferred tax asset                82,858               0             0            82,858
Other assets                       1,988           1,640             0             3,628
                           --------------------------------------------------------------
          Total assets   $     1,266,378    $  1,914,747     $(868,219)     $  2,312,906
                           ==============================================================
<P>
Liabilities and Stockholders' Equity
<P>
Liabilities:
Accounts payable and
 accrued expenses                  1,368         848,687             0           850,055
Accrued production and
 royalties payable                     0          11,541             0            11,541
Advances from affiliates               0         708,066      (708,066)                0
Advances from joint interest parties   0         161,300             0           161,300
Note payable                      35,000          25,000             0            60,000
                           --------------------------------------------------------------
 Total liabilities - current      36,368       1,754,594      (708,066)        1,082,896
                           --------------------------------------------------------------
Stockholders' equity:
 Common stock, $.001 par value;
  50,000,000 shares
  authorized: 29,241,000 shares
  issued and outstanding
  at October 5, 2000              29,241           1,000        (1,000)           29,241
 Additional paid-in capital    2,074,659           9,500        (9,500)        2,074,659
 Retained earnings (deficit)    (873,890)        149,653      (149,653)         (873,890)
                           --------------------------------------------------------------
 Total stockholders' equity    1,230,010         160,153      (160,153)        1,230,010
                           --------------------------------------------------------------
 Total liabilities and
  stockholders' equity   $     1,266,378   $   1,914,747   $  (868,219)    $   2,312,906
                           ==============================================================
<P>
See accompanying notes to unaudited proforma consolidated financial statements.

<P>

                     Pangea Petroleum Corporation
          Unaudited  Proforma Consolidated Statement of Operations
                     Year ended December 31, 1999
                              Pangea          Mass
                              Petroleum       Energy,       Proforma        Proforma
                              Corporation     Inc.          Adjustments     Consolidated
-----------------------------------------------------------------------------------------
Revenues:
 Oil and gas revenues        $       0      $    835,201    $         0    $     835,201
 Other                          33,430                 0              0           33,430
                             ------------------------------------------------------------
    Total revenues              33,430           835,201              0          868,631
<P>
Costs and expenses:
 Cost of sales                  59,393                 0              0           59,393
 Lease operating expenses            0           227,397              0          227,397
 Severance taxes                     0            59,396              0           59,396
 Exploration/abandonment expense     0            59,713              0           59,713
 General and administrative    409,704           258,017              0          667,721
 Depreciation, depletion,
  and amortization              12,874           315,085              0          327,959
                             ------------------------------------------------------------
   Total costs and expenses    481,971           919,608              0        1,401,579
                             ------------------------------------------------------------
   Operating income (loss)    (448,541)          (84,407)             0         (532,948)
<P>
Other income (expenses):
 Interest income                     0            14,582              0           14,582
 Gain (loss) on the sale
  of property                        0           504,582              0          504,582
 Interest expense               (7,350)         (541,349)             0         (548,699)
 Other income                        0             2,050              0            2,050
                             ------------------------------------------------------------
Total other income (expenses)   (7,350)          (20,135)             0          (27,485)
                             ------------------------------------------------------------
Net loss before provision for
  federal income taxes        (455,891)         (104,542)             0         (560,433)
<P>
Income tax benefit              65,261                 0              0           65,261
                            -------------------------------------------------------------
Net loss                  $   (390,630)     $   (104,542)     $       0     $   (495,172)
                            =============================================================
<P>
See accompanying notes to unaudited proforma consolidated financial statements.
<P>

<P>

                           Pangea Petroleum Corporation
<P>
             Unaudited  Proforma Consolidated Statement of Operations
<P>
                      Nine months ended September 30, 2000
                              Pangea          Mass
                              Petroleum       Energy,       Proforma        Proforma
                              Corporation     Inc.          Adjustments     Consolidated
-----------------------------------------------------------------------------------------
Revenues:
 Oil and gas revenues        $           0    $          0  $         0     $         0
 Other                                   0               0            0               0
                             ------------------------------------------------------------
   Total revenues                        0               0            0               0
<P>
Costs and expenses:
 Lease operating expenses                0               0            0               0
 Severance taxes                         0               0            0               0
 Exploration/abandonment expense         0         205,113            0         205,113
 Impairment expense                 73,236               0            0          73,236
 General and administrative        353,122         149,361            0         502,483
 Depreciation, depletion,
   and amortization                  4,440          13,539            0          17,979
                             ------------------------------------------------------------
   Total costs and expenses        430,798         368,013            0         798,811
                             ------------------------------------------------------------
   Operating income (loss)        (430,798)       (368,013)           0        (798,811)
<P>
Other income (expenses):
 Interest income                         0           1,795            0           1,795
 Gain (loss) on the sale
   of property                           0            (986)           0            (986)
 Loss on disposition
   of equipment                    (54,023)              0            0         (54,023)
 Interest expense                        0            (240)           0            (240)
 Other income                        1,952           1,146            0           3,098
                             ------------------------------------------------------------
  Total other income (expenses)    (52,071)          1,715            0         (50,356)
<P>
  Net loss before provision for
    federal income taxes          (482,869)       (366,298)           0        (849,167)
<P>
Income tax benefit                  17,597               0            0          17,597
                             ------------------------------------------------------------
          Net loss           $    (465,272)   $   (366,298)     $     0     $  (831,570)
                             ============================================================
<P>
See accompanying notes to unaudited proforma consolidated financial statements.
<P>

<P>
                Notes to Unaudited Proforma
             Consolidated Financial Statements
<P>
(1)     Basis of Presentation
<P>
The unaudited Proforma Consolidated Statement of Operations for the nine months ended September 30, 2000, included the unaudited historical results of operations for Pangea Petroleum Corporation and Mass Energy, Inc. for the nine months ended September 30, 2000, adjusted for the proforma effects of the acquisition assuming the acquisition occurred on January 1, 1999.
<P>
The unaudited Proforma Consolidated Statement of Operations for the year ended December 31, 1999, included the audited historical results of operations of Pangea Petroleum Corporation and Mass Energy, Inc., adjusted for the proforma effects of the acquisition assuming the acquisition occurred on January 1, 1999.
<P>
The unaudited Proforma Balance Sheet at September 30, 2000, included the unaudited position of Pangea Petroleum Corporation and Mass Energy, Inc. as of September 30, 2000, assuming the acquisition occurred on September 30, 2000, adjusted for the proforma effects of the acquisition.
<P>
     A) The capital accounts of Pangea Petroleum Corporation had been adjusted as of September 30, 2000 to report the effects of the acquisition (issuance of 2,000,000 shares of common stock to shareholders of Mass Energy, Inc.), assuming the acquisition occurred on September 30, 2000.
<P>
     B) Elimination entry was made to eliminate the advances to affiliate on the books of Pangea Petroleum Corporation and eliminate the advances from affiliate on the books of Mass Energy, Inc.
<P>
                     MASS ENERGY, INC.
<P>
                          Index
<P>
Independent Auditors' Report
<P>
Financial Statements:
<P>
Balance Sheets - December 31, 1999 and 1998
<P>
Statements of Operations - Years ended December 31, 1999 and
                           1998
<P>
Statements of Stockholders' Equity - Years ended December
                                     31, 1999 and 1998
<P>
Statements of Cash Flows - Years ended December 31, 1999
                           and 1998
<P>
Notes to Financial Statements
<P>
R. E. Bassie & Co., P.C.
Certified Public Accountants
A Professional Corporation
<P>
7171 Harwin Drive, Suite 306
Houston, Texas 77036-2197
Tel: (713) 266-0691 Fax: (713) 266-0692
E-Mail: Rebassie@aol.com
<P>
Independent Auditors' Report
<P>
The Board of Directors and Stockholders
Mass Energy, Inc.:
<P>
We have audited the balance sheets of Mass Energy, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
<P>
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
<P>
In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Mass Energy, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.
<P>
                    /s/ R. E. Bassie & Co., P.C.
<P>
Houston, Texas
September 6, 2000

                                      MASS ENERGY, INC.
<P>
                                        Balance Sheets
<P>
                                December 31, 1999 and 1998
Assets                                               1999          1998
                                                  -------------------------
Current assets:
     Cash                                       $     611,719     $     221,337
     Trade accounts receivable                        109,189           798,758
     Other receivables-related party                   49,043             5,048
     Prepaid expenses                                     438             2,864
                                                ----------------------------------
          Total current assets                        770,389         1,028,007
                                                ----------------------------------
Noncurrent accounts receivable (note 10)              198,500           288,200
<P>
Property and equipment: (successful efforts)
 (note 4, 6)                                          321,088         8,520,584
<P>
Less accumulated depreciation, depletion,
 and amortization                                     108,167           691,761
                                                ----------------------------------
          Net property and equipment                  212,921         7,828,823
<P>
Other assets                                            1,640             1,640
                                                ----------------------------------
          Total assets                         $    1,183,450     $   9,146,670
                                               ===================================
Liabilities and Stockholders' Equity
<P>
Current liabilities:
     Accounts payable and accrued expenses            192,736         1,012,279
     Accrued production and royalties payable          51,037           200,572
     Advances from joint interest parties (note 7)    388,226                 0
                                                  ---------------------------------
          Total current liabilities                   631,999         1,212,851
<P>
Note payable (note 5)                                  25,000         7,302,826
                                                  ---------------------------------
          Total liabilities                           656,999         8,515,677
                                                  ---------------------------------
Stockholders' equity:
     Common stock, $1 par value; 100,000 shares authorized:
      1,000 shares issued and outstanding at December 31,
      1999 and 1998                                     1,000             1,000
     Additional paid-in capital                         9,500             9,500
     Retained earnings                                515,951           620,493
                                                   ---------------------------------
          Total stockholders' equity                  526,451           630,993
<P>
Commitments and contingent liabilities (notes 8 and  9)
<P>
          Total liabilities and stockholders'
           equity                             $     1,183,450     $   9,146,670
                                                  ==================================
See accompanying notes to financial statements.

<P>

                                 MASS ENERGY, INC.
<P>
                             Statements of Operations
<P>
                       Years ended December 31, 1999 and 1998
                                                          1999          1998
                                                  ----------------------------------
Oil and gas revenues                              $     835,201     $     2,335,778
<P>
Costs and expenses:
     Lease operating expenses                           227,397             490,241
     Severance taxes                                     59,396             103,328
     Exploration/abandonment expense                     59,713             128,600
     Depreciation, depletion, and amortization          315,085             617,263
     General and administrative                         258,017             478,924
                                                   ----------------------------------
          Total costs and expenses                      919,608           1,818,356
                                                   ----------------------------------
          Operating income (loss)                       (84,407)            517,422
<P>
Other income (expenses):
     Interest income                                     14,582              10,714
     Gain (loss) on the sale of property                504,582             (53,497)
     Interest expense                                  (541,349)           (793,466)
     Other income                                         2,050              11,454
                                                   -----------------------------------
          Total other income (expenses)                (20,135)            (824,795)
                                                   -----------------------------------
Net loss before provision for federal income taxes    (104,542)            (307,373)
<P>
Provision for federal income taxes (note 2)                  0                    0
                                                   -----------------------------------
          Net loss                              $     (104,542)      $     (307,373)
                                                   ===================================
See accompanying notes to financial statements.

<P>

                                 MASS ENERGY, INC.
<P>
                             Statements of Cash Flows
<P>
                      Years ended December 31, 1999 and 1998
                                                            1999          1998
                                                   -----------------------------------
Cash flows from operating activities:
<P>
     Net loss                                   $     (104,542)      $     (307,373)
     Adjustments to reconcile net loss
     to net cash provided by (used in)
      operating activities:
<P>
     Depreciation, depletion and amortization          315,085              617,263
     Dry hole expense                                   59,713              128,600
     (Gain) loss on sale of property and equipment    (504,582)              53,497
<P>
     (Increase) decrease in operating assets:
     Accounts receivable                             1,091,162             (753,626)
     Noncurrent accounts receivable                     89,700             (133,200)
     Prepaid expenses                                    2,426                 (772)
<P>
     Increase (decrease) in operating liabilities:
     Accounts payable and accrued liabilities         (819,543)             908,161
     Accrued production and royalties payable         (149,535)             198,744
     Advances from joint interest parties              388,226                    0
                                                   -----------------------------------
     Net cash provided by (used in) operating
      activities                                       368,110              711,294
                                                   -----------------------------------
Cash flows from investing activities:
<P>
     Purchases of property and equipment                (8,286)             (44,905)
     Additions to oil and gas properties                     0           (8,261,046)
     Disposition of property and equipment              30,558
                                                ---------------------------------------
     Net cash provided by (used in)
      investing activities                              22,272          (8,305,951)
                                                ---------------------------------------
Cash flows from financing activities:
<P>
     Proceeds from note payable                              0           7,302,826
                                                 --------------------------------------
     Net cash provided by financing activities               0           7,302,826
                                                 --------------------------------------
     Net increase (decrease) in cash                   390,382            (291,831)
<P>
Cash at beginning of year                              221,337             513,168
                                                ----------------------------------------
Cash at end of year                              $     611,719       $     221,337
                                                ========================================
Supplemental schedule of cash flow information:
     Interest paid                               $     554,100       $     780,715
                                                ========================================
See accompanying notes to financial statements.

<P>

                                  MASS ENERGY INC.
<P>
                          Statements of Stockholders' Equity
<P>
                         Years ended December  31, 1999 and 1998
                                                 Additional                    Total
                               Common Stock      paid-in        Retained    stockholders'
                         shares       amount     capital        earnings       equity
                         -----------------------------------------------------------------
Balance,
 January 1, 1998           1,000   $   1,000     $     9,500    $  927,866   $   938,366
<P>
Net loss                       0           0               0      (307,373)     (307,373)
                         -----------------------------------------------------------------
Balance,
 December 31, 1998         1,000       1,000           9,500       620,493       630,993
<P>
Net loss                       0           0               0      (104,542)     (104,542)
                         -----------------------------------------------------------------
Balance,
 December 31, 1999         1,000   $   1,000     $     9,500    $  515,951   $   526,451
                         =================================================================
See accompanying notes to financial statements.

<P>
                      MASS ENERGY, INC.
<P>
                NOTES TO FINANCIAL STATEMENTS
<P>
(1)     Organization and Significant Accounting Policies
<P>
Organization
<P>
Mass Energy, Inc. (the "Company" or "MEI") was incorporated in Texas on November 24, 1997. The Company is engaged in oil and gas exploration and development in Texas and Louisiana.
<P>
M & R Exploration Company and Mass Energy, Inc., both Texas business corporations, merged effective November 1, 1997 as approved by the state of Texas. The plan of merger was adopted in accordance with the Texas Business Corporations Act. Under the terms of the merger, M & R Exploration Company was the surviving corporation, as Mass Energy had no assets or liabilities at the date of the merger. The plan of merger further provided for the change of the corporate name to Mass Energy, Inc.
<P>
Oil and Gas Producing Activities
<P>
The Company follows the "successful efforts" method of accounting for its oil and gas properties. Under this method of accounting, all property acquisition costs (cost to acquire mineral interests in oil and gas properties) and costs (to drill and equip) of exploratory and development wells are capitalized when incurred, pending determination of whether the well has found proved reserves. If an exploratory well has not found proved reserves in commercial quantities, the costs associated with the well are charged to expense. The costs of development wells are capitalized whether productive or nonproductive. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are expensed as incurred. Management estimates that the salvage value of lease and well equipment will approximately offset the future liability for plugging and abandonment of the related wells. Accordingly, no accrual for such costs has been recorded.
<P>
Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method.
<P>
On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.
<P>
On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.
<P>
Depletion and depreciation of capitalized costs for producing oil and gas properties is provided using the units-of-production method based upon proved reserves. Accumulated depletion and depreciation expenses for the Company's oil and gas properties amounted to $0 and $588,877 as of December 31, 1999 and 1998, respectively.
<P>
Impairment of Long-Lived Assets
<P>
The Company applies the provisions of the Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Consequently, the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
<P>
When an assessment for impairment of oil and gas properties is performed, the Company is required to compare the net carrying value of proved oil and gas properties on a field-by-field basis (the lowest level at which cash flows can be determined on a consistent basis) to the related estimates of undiscounted future net cash flows for such properties. If the net carrying value exceeds the estimated undiscounted net cash flows, then an impairment is recognized to reduce the carrying value to the estimated fair value. At December 31, 1999 and 1998, respectively, the Company recorded no impairment based on the excess carrying value of the Company's oil and gas properties over the estimated future discounted cash flows from such properties.
<P>
Accounting Estimates
<P>
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.
<P>
The Company's financial statements are based on a number of significant estimates including the allowance for doubtful accounts, accrued production taxes, realizability of intangible assets, selection of the useful lives for property, plant and equipment, and oil and gas reserve quantities. Oil and gas reserves quantities are the basis for the calculation of depreciation, depletion, and impairment of oil and gas properties. An independent petroleum-engineering firm determines the Company's reserve estimates. The 1998 reserve report was prepared in September with an estimate of the proved reserves and future revenue as of December 31, 1998. The reserve report was prepared in September rather than December in accordance with debt covenants associated with the Company's financing arrangement with its financing institution in 1998. However management emphasizes that reserve estimates are inherently imprecise and that estimates of most recent discoveries and nonproducing reserves are more imprecise than those for properties with long production histories. At December 31, 1999 and 1998, approximately 90% and 6%, respectively, of the Company's oil and gas reserves were attributable to nonproducing reserves. Accordingly, the Company's estimates are expected to change as future information becomes available
<P>
As mandated under SFAS No. 121, the company is required under certain circumstances to evaluate the possible impairment of the carrying value of its long-lived assets. For proved oil and gas properties, this involves an initial comparison to the estimated future undiscounted cash flows. In addition to the uncertainties inherent in the reserve estimation process, these amounts are affected by historical and projected prices for oil and natural gas, which have typically been volatile. It is reasonably possible that the Company's oil and gas reserves estimates will materially change in the forthcoming year.
<P>
Other Property and Equipment
<P>
Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (2-5 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes
<P>
Depreciation of property and equipment, other than oil and gas properties, is provided generally on the straight-line basis over the estimated useful lives of the assets as follows:
<P>
Computers                                   2-5 years
Office Equipment                              4 years
Furniture and Fixtures                      4-5 years
Vehicles                                    3-5 years
<P>
Ordinary maintenance and repairs are charged to expense and expenditures, which extend the physical or economic life of the assets, are capitalized. Gains or losses on disposition of assets are recognized in income, and the related assets and accumulated depreciation accounts are adjusted accordingly.
<P>
Cash and Cash Equivalents
<P>
For purposes of the statement of cash flows, the Company considers cash equivalents to include all cash items, such as time deposits and short-term investments with original maturities of three months or less.
<P>
Oil and Gas Revenues
<P>
Oil and gas revenues are recorded under the sales method. The Company recognizes oil and gas revenues as production occurs. As a result, the Company accrues revenue relating to production for which the Company has not received payment.
<P>
Fair Value of Financial Instruments
<P>
Fair value estimates of the Company's financial instruments are made at discrete points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. The Company believes that the carrying amounts of its current assets and current liabilities approximate the fair value of such items. The carrying amount of cash and cash equivalents approximates its fair value because of the short maturity of these instruments.
<P>
The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.
<P>
(2)     Federal Income Tax:
<P>
The currently payable (refundable) provision (credit) for Federal income tax consists of the following:

                                                             December 31,
                                                           1999          1998
                                                         -----------------------
     Currently payable (refundable) provision (credit),
     attributable to:
     Current operations                           $    (36,000)          $ (105,000)
     Less:
     Change in deferred tax asset valuation
      Allowance                                         36,000              105,000
                                                  -----------------------------------
     Net amount payable (refundable)              $       -              $     -
                                                  ===================================

<P>
The Company follows Statement of Financial Accounting
Standards No. 109 (SFAS 109), Accounting for Income Taxes.
Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. The cumulative tax effect at the expected rate of 35% of significant items comprising the Company's net deferred tax amounts as of December 31, 1999 and 1998 are as follows:

                                                         December 31,
                                                     1999            1998
                                                ------------------------------
Deferred tax liabilities attributable to:
Net operating loss carryforwards                  $  854,000     $ 1,486,000
Depreciation                                            -            (45,000)
Difference between book and tax basis                   -           (669,000)
Alternate minimum tax                                 52,000          52,000
Less valuation allowance                            (906,000)       (824,000)
                                               -------------------------------
Deferred tax liabilities                          $     -        $      -
                                               ===============================

<P>
At December 31, 1999, the Company had net operating loss carryovers of approximately $2,100,000. Such carryovers expire at December 31, 2018.
<P>
(3)     Concentration of Credit Risk
<P>
Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. Substantially all of the Company's accounts receivable at December 31, 1999 and 1998 result from crude oil and natural gas and joint interest billings to companies in the oil and gas industry. The Company's customer base includes several of the major United States oil and gas operating and production companies. This concentration of customers and joint interest owners may impact the Company's overall credit risk, either positively or negatively, since these entities may be similarly affected by changes in economic or other conditions. In determining whether to require collateral from a customer or joint interest owner, the Company analyzes the entity's net worth, cash flows, earnings, and credit ratings.
Receivables are generally not collateralized; however, receivables from joint interest parties are subject to collection under operating agreements, which generally provide lien rights. Historical credit losses incurred on trade receivables by the Company have been insignificant. Although the Company is directly affected by the well being of the oil and gas industry, management does not believe a significant credit risk exists at December 31, 1999 and 1998.
<P>
The Company's oil and gas properties are predominately located in a single basin in which the gas marketing arrangements are influenced by local supply and demand. Accordingly, in comparison to the net price received by gas producers in many other areas of the United States, the Company often realizes a varying net sales price.
<P>
At December 31,1998, the company had a receivable from a major oil company totaling approximately $350,000. This balance was fully collected in 1999. At December 31, 1999, there were no significant accounts receivable balances due from any customers.
<P>
A substantial portion of the Company's 1998 debt financing was obtained from a single lender. The Company maintains deposits in banks, which may exceed the amount of federal deposit insurance available. Management periodically assesses the financial condition of the institutions and believes that any possible deposit loss is minimal.
<P>
(4)     Property and Equipment
<P>
A summary of property and equipment is as follows:

                                                December 31,
                                             1999          1998
     Unproved properties                   $  143,024    $   286,203
     Oil and gas properties                    40,283      8,074,328
     Vehicles                                  29,637         60,195
     Office equipment                         108,144         99,858
                                           ----------------------------
                                              321,088      8,520,584
     Less accumulated depletion,
      depreciation, and
      amortization                           (108,167)      (691,761)
                                           ----------------------------
                                           $  212,921     $7,828,823
                                           ============================

                              Unproved            Proved          Total Capitalized Costs
     Balance-
      December 31, 1997     $    246,895           34,767               281,662
     Acquisition costs            39,308        8,273,752             8,313,060
     Sale of oil and
      gas properties                -            (234,191)             (234,191)
                           ---------------------------------------------------------------
     Balance-
      December 31, 1998          286,203        8,074,328             8,360,531
     Acquisition costs              -                -                     -
     Sale of oil and
      gas properties            (143,179)      (8,034,045)           (8,177,224)
                          ----------------------------------------------------------------
     Balance-
      December 31, 1999      $   143,024           40,283               183,307
                         =================================================================
<P>

<P>
(5)     Note Payable
<P>
On January 27, 1998, the Company obtained a promissory note of approximately $9 million with a financing institution. Under the terms of the note, the Company was able to use the capital borrowed for the acquisition of oil and gas properties with any remaining capital under the note to be used as needed by the Company for operating purposes. Using the capital obtained, the Company acquired approximately $8 million of oil and gas properties. The note was secured by these oil and gas properties.
<P>
Interest is accrued on the unpaid balance of the note at an annual rate of 14.5% and compounded monthly from the date the funds are advanced. Monthly installments of principal and interest began on February 25, 1998. These monthly installments were to continue regularly until November 30, 2001, on which such date the unpaid principal balance of the Note was to be due and payable in full.
<P>
Under the terms of the note with the financing institution, the Company must meet certain covenant requirements. All debt covenants relating to the Note are reporting requirements (i.e. there are no financial covenants). At December 31, 1998, the Company was in violation of two reporting covenants. These covenant violations were subsequently waived by the lender in connection with the extinguishments of the note in 1999, as discussed in the following paragraph.
<P>
On April 1, 1999, the Company and the financing institution entered into a Settlement Agreement. Per the Agreement, the Company was in default under some of the loan transactions and did not have sufficient funds available to pay its obligations to third party vendors who performed work on the secured oil and gas properties. Under the terms of the agreement, the Company requested 90 days (Sales Period) from March 1, 1999, in which to secure a commitment for the purchase and sale or refinancing of the Properties secured by the Note based on terms agreeable to the financial institution. In addition, the Agreement provided additional financing to pay third party vendors and operating expenses of the Company during the Sales Period. The Agreement settled all claims and disputes associated with the Note with no further litigation, negotiation, or settlement by either the Company or the financing institution effective May 31, 1999.
<P>
(6)     Oil and Gas Properties
<P>
In 1998, the Company acquired approximately $8 million in oil and gas properties. The properties were located in Texas and Louisiana. The Company's acquisition of the oil and gas properties was financed through a $9 million promissory note (see Note 5). The note was secured by the oil and gas properties acquired.
<P>
In 1999, the Company sold the oil and gas properties secured by the promissory note that were acquired in the prior year. The sale resulted in a gain of approximately $500,000. The sale of these properties was pursuant to the terms of a Settlement Agreement between the Company and the financial institution. The Settlement Agreement was executed on April 1, 1999.
<P>
(7)     Drilling Advances
<P>
During 1999, the Company received drilling advances from joint interest partners of approximately $390,000. These advances will be applied toward the payment of drilling costs to be incurred in 2000.
<P>
(8)     Environmental
<P>
The Company is subject to extensive Federal, state, and locals environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Liabilities for expenditures of noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. No significant amounts for environmental liabilities are recorded at December 31, 1999 or 1998.
<P>
(9)     Commitments and Contingencies
<P>
Commitments: The Company leases corporate office facilities. The Company previously leased these corporate facilities under a two-year lease agreement that ended October 31, 1999. Under this agreement, the monthly lease payment was approximately $3,000. The Company is currently under a month-to-month lease agreement in which the monthly lease amount is approximately $3,700. Total rent expense was $37,483 and $31,200 in 1999 and 1998, respectively.
<P>
Contingencies: The Company is involved in various legal proceedings arising in the normal course of business. In the opinion of management, the Company's ultimate liability, if any, in these pending actions would not have a material adverse effect on the financial position, operating results or cash flow of the Company.
<P>
(10)     Related Party Transactions
<P>
At December 31, 1999, the Company had notes receivable due from the Company's President of $159,000. The Company recognized approximately $6,200 in interest income during the year in association with the note receivable. Approximately $150,000 of the balance is evidenced by a promissory note. Under the note, interest accrues on the unpaid principal at 6.25% per annum. In addition, the Company's President is required to maintain term life insurance payable to the company in an amount sufficient to pay the principal and accrued interest in full in the event of the President's death.
<P>
Also at December 31, 1999 and 1998, respectively, the Company had non-interest bearing notes receivable due from a related entity of $40,000 and $90,000. The related entity is a company owned by the Company's current president and a related party.
<P>
At December 31, 1999 the Company had notes payable due to the Company's President and a related party of $25,000. The note was subsequently paid.
<P>
At December 31, 1998, the Company had a note receivable due from a related entity of $197,500. The related entity is a company owned by the Company's President. Note receivable was substantially collected in 1999.
<P>
(11)     Supplemental Oil and Gas Information (Unaudited)
<P>
The following supplemental information regarding oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and SFAS No. 69, Disclosures About Oil and Gas Producing Activities. Capitalized costs relating to oil and gas activities and costs incurred in oil and gas property acquisition, exploration and development activities for each year are shown below.
<P>
Capitalized Cost of Oil and Gas Producing Activities

                                                     1999                  1998
     Unproved properties not being amortized     $   143,024          $   286,203
     Proved property being amortized                  40,283            8,074,328
     Accumulated depreciation, depletion,
       and amortization                                 -                (522,030)
          Net capitalized costs                  $   183,307           $7,838,501
<P>
     Costs incurred in oil and gas property,
      acquisition, exploration, and development activities

                                                       1999                 1998
     Property acquisition costs--proved and
      unproved properties                           $     -              $8,313,060
     Exploration costs                                  59,713                 -
     Development costs                                    -                    -
     Results of operations for oil and gas
      producing activities                        $     59,713           $8,313,060
<P>
                                                       1999                  1998
     Oil and gas sales                              $  835,201          $ 2,335,778
     Lease operating expense and severance taxes       286,793              593,569
     Depreciation, depletion, and amortization         294,549              588,877
     Exploration costs                                  59,713              128,600
<P>
     Income (Loss) before tax provision                194,146            1,024,732
     Provision for income taxes                           -                    -
     Result of operations                           $  194,146          $ 1,024,732

<P>
Oil and Gas Reserves
<P>
Oil and gas proved reserves could not be measured exactly. The engineers interpreting the available data, as well as price and other economic factors base reserve estimates on many factors related to reservoir performance, which require evaluation. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision, as additional data becomes available during the producing life of a reservoir. When a commercial reservoir is discovered, proven reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a reservoir's producing life.
<P>
The following table represents the Company's net interest in estimated quantities of proved developed and undeveloped reserves of crude oil, condensate, natural gas liquids and natural gas and changes in such quantities at December 31, 1999 and 1998, and for the years then ended. Net proved reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing equipment and operating methods. Proved developed reserves are proved reserve volumes that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are proved reserves volumes that are expected to be recovered from new wells on undrilled acreage or from existing wells where a significant expenditure is required for recompletion. All of the Company's proved reserves are in the United States. The Company's oil and gas reserves are priced at $14.90 per barrel and $2.09 per Mcf, respectively, at December 31, 1998. Due to the sale of certain properties as discussed in
Note 6, the Company had no proved oil and gas reserves at December 31, 1999.

                                           Oil (Bbls)          Gas (Mcf)
                                         ------------------------------------
     January 1, 1998                         16,670           10,814,627
     Acquisitions of minerals in place      219,680            8,928,550
     Revisions of previous estimates         (3,295)         (10,186,915)
     Production                             (13,375)            (634,380)
<P>
     December 31, 1998                      219,680            8,921,882
     Sale of minerals in place             (212,742)          (8,568,625)
     Production                              (6,938)            (353,257)
<P>
     December 31, 1999                         -                    -(A)
<P>

<P>
(A) As noted previously, the Company had no proved reserves at December 31, 1999.
<P>
The Company's proved developed reserves are as follows:

                                          Oil (Bbls)          Gas (Mcf)
     December 31, 1999                      -                    -
     December 31, 1998                   150,871              5,275,579

<P>
Standardized Measure of Discounted Future Net Cash Flow
<P>
The standardized measure of discounted future net cash flows relating to the Company's proved oil and gas reserves is calculated and presented in accordance with Statement of Financial Accounting Standards No. 69. Accordingly, future cash inflows were determined by applying year-end oil and gas prices to the Company's estimated share of the future production from proved oil and gas reserves. Future production and development costs were computed by applying year-end costs to future years. Applying year-end statutory tax rates to the estimated net future cash flows derived future income taxes. A prescribed 10% discount factor was applied to the future net cash flows.
<P>
The standard measure is intended only to assist financial statement users in making comparisons among companies

                                       (A)
                                       1999                   1998
<P>
Future Cash Inflows                     -                 24,340,800
Future Production Costs                 -                 (9,860,500)
Future Development Costs                -                   (300,900)
Future Income Tax Expense               -                 (1,420,000)
Future Net Cash Inflows                 -                 12,759,400
Annual 10% Discount Rate                -                 (3,895,400)
                                 --------------
Standardized measure discounted future
     Net cash flows                                        8,864,000
                                 --------------         ----------------

<P>
(A) As noted previously, the Company had no proved reserves at December 31, 1999.
<P>
Changes in Standardized Measure of Discounted Future Net
Cash Flows
<P>
The principal sources of change in the standardized measure of discounted future net cash flows for the years ended
December 31, 1999 and 1998 were as follows:

                                                     (A)
                                                    1999           1998
<P>
Beginning of the year                            $   8,864,000     $      -
Sales and transfers of oil and gas produced,
   net of production costs                            (548,408)      (1,613,609)
Accretion                                            1,417,940            -
Purchase of reserves in price                           -             1,609,800
Sales of reserves in place                         (10,720,006)           -
Net changes in prices and production costs              -               209,000
Revisions of previous estimates                         -             7,473,281
Changes in taxes                                       980,474            -
Changes in timing of production                         -             1,185,528
End of year                                      $      -           $ 8,864,000

<P>
(A)      As noted previously, the Company had no proved
reserves at December 31, 1999.
<P>
Index to Exhibits
<P>
2.1     Stock Purchase Agreement and Share Exchange and
        Exhibits *
<P>
2.2     Employment Agreement of Randall W. Massey *
<P
27      Financial Data Schedule
<P>
* Filed with the original 8-K filed on October 20, 2000
 (Sec File No. 000-30503).
<P>
                        SIGNATURES
<P>
Pursuant to the requirements of the Securities Exchange Act
of 1934, the Registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly
authorized.
<P>
                       Pangea Petroleum Corp.,
                       a Colorado Corporation
<P>
                       By:/s/ Karen L. Cloud
                       --------------------------
                              Karen L. Cloud
                              Secretary
<P>
DATED: October 23, 2000
<P>